Exhibit 10.47



                           CONSENT AND AGREEMENT


                  THIS CONSENT AND AGREEMENT (this "Consent"), dated as of August 1, 1995, is executed by E.J. HODDER & ASSOCIATES, INC., a Tennessee corporation (the "Consenting Party"), MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Borrower")(which is an indirect wholly-owned subsidiary of The Southern Company, a Delaware corporation ("Southern")), and BANKERS TRUST (DELAWARE), a Delaware banking corporation, as Collateral Agent for the Secured Parties (as hereinafter defined) (the "Collateral Agent").

                  A. The Borrower, Mobile Energy Services Holdings, Inc. (formerly known as Mobile Energy Services Company, Inc.), an Alabama corporation ("Mobile Energy"), and First Union National Bank of Georgia, as trustee (in such capacity, the "Taxable Trustee"), have entered into a Trust Indenture dated as of August 1, 1995 (the "Taxable Indenture"), pursuant to which the Borrower (i) is issuing its First Mortgage Bonds (the "Taxable Bonds"), the proceeds of which will be used to (among other things) repay to Southern a portion of the amounts advanced to pay certain costs associated with the acquisition of the Energy Complex (as defined in the Master Operating Agreement (as hereinafter defined)) and (ii) may, from time to time, issue additional Senior Debt (as defined in the Taxable Indenture).

                  B. The Borrower, Mobile Energy and The Industrial Development Board of the City of Mobile, Alabama (the "Board") have entered into an Amended and Restated Lease and Agreement dated as of August 1, 1995 with respect to part of the Energy Complex, relating to The Industrial Development Board of the City of Mobile, Alabama Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project), Series 1995 (the "Tax-Exempt Bonds" and, together with the Taxable Bonds, the "Bonds") to be issued for the benefit of the Borrower pursuant to an Amended and Restated Indenture dated as of August 1, 1995 (the "Tax-Exempt Indenture" and, together with the Taxable Indenture, the "Indentures") between the Board and First Union National Bank of Georgia, as trustee (in such capacity, the "Tax-Exempt Trustee"). The proceeds of the Tax-Exempt Bonds will be used to refinance the 1984 Tax-Exempt Bonds and to pay for certain other costs.

                  C. The Borrower and Banque Paribas (together with any lender that is or becomes a provider of the Working Capital Facility (as hereinafter defined), the "Working Capital Facility Provider" and, together with the Taxable Trustee and the Tax-Exempt Trustee, the "Secured Parties") have entered into a Revolving Credit Facility dated as of August 1, 1995 and together with any replacement working capital facility, the "Working Capital Facility"), borrowings under which will be used to finance certain working capital requirements of the Borrower.

                  D. The Consenting Party and the Borrower (as assignee of Mobile Energy) have entered into that certain Coal Supply


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Contract, dated as of May 1, 1995 (as the same may be amended, waived or otherwise modified, the "Contract").


                  E. Pursuant to an Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement between Mobile Energy and the Borrower dated as of July 14, 1995, Mobile Energy has assigned to the Borrower, and the Borrower has assumed, all of Mobile Energy's rights and obligations under the Contracts.

                  F. The Collateral Agent has been granted a security interest in the Contracts and the Energy Complex for the benefit of the Secured Parties pursuant to an Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 by and among the Secured Parties, the Board, the Collateral Agent, the Borrower and Mobile Energy (as the same may be amended, supplemented, waived or otherwise modified, the "Intercreditor Agreement") and the other Financing Documents (as defined in the Amended and Restated Master Operating Agreement dated as of July 13, 1995 and effective as of December 12, 1994 (the "Master Operating Agreement").

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. The Consenting Party acknowledges the assignments referred to in Recitals F, E and F above and hereby irrevocably consents to such assignments, and each of the parties hereto agrees as follows:

                           (a)      The Collateral Agent shall be entitled to
exercise all rights of the Borrower under the Contract and to cure any defaults of the Borrower under the Contract within the time periods set forth in the Contract or within thirty (30) days of receiving notice of such default, whichever is later. Upon receipt of the foregoing notice from the Collateral Agent, the Consenting Party agrees to accept such exercise and cure by the Collateral Agent, in each case strictly in accordance with the Contract (except as provided above) and to render all performance due by it under the Contract and this Consent to the Collateral Agent. The Consenting Party agrees to make all payments (if any) to be made by it under the Contract directly to the Collateral Agent for the benefit of the Secured Parties upon receipt of the Collateral Agent's written instructions and each of the Consenting Party and the Collateral Agent agree that any payments made by the Consenting Party to the Collateral Agent pursuant to such instructions shall satisfy the Consenting Party's obligations to make such payments to the Borrower in accordance with the Contract and shall relieve the Consenting Party of all liability with respect to such payments. To the extent that the Collateral Agent assumes all of the Borrower's indemnification rights under the Contract, the Borrower shall not be entitled to indemnification thereunder with respect to identical claims.

                           (b)      The Consenting Party agrees to deliver
duplicates or copies of all notices of default delivered under or pursuant to the Contract to the Collateral Agent promptly upon receipt thereof; provided that any failure by the Consenting Party

                                                        -2-

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to deliver to the Collateral Agent any such duplicates or copies shall not subject the Consenting Party to any liability whatsoever.

                  2. The Consenting Party will not, without the prior written consent of the Collateral Agent, terminate, amend or modify the Contract in any respect that has a material adverse effect on the Borrower's rights or obligations; provided that, subject to Section 1 above, nothing herein shall prohibit termination by the Consenting Party following a default by the Borrower and the expiration of the applicable cure period specified in the Contract.

                  3. This Consent shall be binding upon and benefit the successors and assigns of the Consenting Party, the Borrower, the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns (including, without limitation, any entity that refinances all or any portion of the obligations under the Financing Documents (as defined in the Intercreditor Agreement) and that countersigns this Consent). This Consent shall be governed by the laws of the State of New York, without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

                  4. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

                  5. It is expressly understood and agreed by the parties hereto that this Consent has been executed by Bankers Trust (Delaware), not in its individual capacity, but solely as Collateral Agent hereunder in the exercise of the power and authority conferred and vested in it, and nothing contained herein shall be construed as creating any liability on Bankers Trust (Delaware), individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized, have duly executed this Consent as of the date set forth below.

Dated as of:  August 1, 1995

                             E.J. HODDER & ASSOCIATES, INC., a
                             Tennessee corporation



                             By:       /s/
                                   Name: Edwin J. Hodder, Jr.
                                   Title:President


                             BANKERS TRUST (DELAWARE), a
                             Delaware banking
                             corporation, as Collateral
                             Agent, on behalf of itself
                             and the Secured Parties



                             By:      /s/
                                   Name: James H. Stallkamp
                                   Title:President


                             MOBILE ENERGY SERVICES COMPANY,
                             L.L.C., an Alabama limited liability
                             company, as Borrower


                             By:        /s/
                                   Name:  Christopher J. Kysar
                                   Title: Vice President

ACKNOWLEDGED:

MOBILE ENERGY SERVICES HOLDINGS, INC.,
an Alabama corporation


By:     /s/
      Name:  Christopher J. Kysar
      Title: Vice President